As filed with the Securities and Exchange Commission on January 15, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 12, 2010

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 12, 2010, Bank of America Corporation (the “Corporation”) announced, among other senior management changes, that Joe. L. Price, 48, will resign from his current position as the Chief Financial Officer of the Corporation and will become head of Consumer, Small Business and Card Banking, effective February 1, 2010.

Also on January 12, 2010, the Corporation announced that Neil A. Cotty, 55, will serve as the interim Chief Financial Officer of the Corporation, effective February 1, 2010, while the Corporation engages in an external search for a new chief financial officer. Mr. Cotty will continue in his current role as chief accounting officer of the Corporation. Mr. Cotty joined Bank of America in March 1996 and has served in various capacities since that time. Mr. Cotty previously served as the Corporation’s chief accounting officer from April 2004 to December 2008 and as the chief financial officer of the Corporation’s Global Banking and Global Wealth and Investment Management businesses from January 2009 to July 2009. Since July 2009, Mr. Cotty has served as the Corporation’s chief accounting officer.

ITEM 8.01	OTHER EVENTS.

On January 12, 2010, the Corporation announced its senior management team. A copy of the news release announcing such senior management team is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated January 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/S/ TERESA M. BRENNER
Teresa M. Brenner
Associate General Counsel

Dated: January 15, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated January 12, 2010